EXHIBIT 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Mark B. Knudson, Ph.D., in his capacity as Chief Executive Officer of EnteroMedics Inc., hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act, and

2.	That the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of EnteroMedics Inc. as of, and for, the periods covered by the Report.

By:	/s/ Mark B. Knudson, Ph.D.
Mark B. Knudson, Ph.D.
President and Chief Executive Officer

Date: May 9, 2008

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of EnteroMedics Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.